Exhibit "C"

                         REAL ESTATE PURCHASE AGREEMENT

PARTIES: Oasis Fields, L.L.C. - Seller, a Nevada limited liability corporation, with a mailing address of P. O. Box 4127 Ormond Beach, Florida 32175.

          Oasis International Hotel & Casino, Inc. - Mortgage Holder, a Nevada Corporation with its offices located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

          Professional   Wrestling  Alliance   Corporation  -  Buyer,  a
          Delaware corporation wit its offices located at 15962 Gault Street, Van Nuys, California 91406.

PROPERTY: 2.145 acres, designated as Parcel No. 2 as shown on the Parcel Map for Oasis International Hotel and Casino, Inc., filed in the office of the Elko County Recorder, Elko, Nevada, at file no. 433771, located in a portion of Sections 2 and 3, Township 38 North, Range 66 East, M.D.B.&M.and as more specifically set forth in Exhibit "A" as attached hereto.

         Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the property as set forth above and the Mortgage Holder agrees to release all claims to the property upon the following terms and conditions:

         Price: Total purchase price shall be one million two hundred thousand restricted shares of the common stock of Buyer for the property as described herein above, the purchase price to be paid as provided for at the time of closing.

         Payment: The purchase price is to paid at closing, transfer of one million two hundred thousand (1,200,000) restricted shares of the common stock of Buyer shall be transferred to the Mortgage Holder as full and final payment of all sums owed to the Mortgage Holder by the Seller..

DEPOSIT: The parties shall deposit with an agreed and designated Escrow Holder, all funds and instruments necessary to complete the sale in accordance with the terms hereof.

CLOSING: This transaction shall be closed on or before thirty days from the date hereof, or thereafter if extended by the agreement of both parties hereto. Closing shall occur when: (a) Buyer, Seller and Mortgage Holder have signed and delivered to an escrow/title company all documents required by this Contract, by written escrow instructions and by applicable law; and (b) the monies required to be paid under these documents, have been delivered to the escrow/title company in the form of cashier's check, collected or cleared funds. Seller and Buyer shall each pay one-half (1/2) of the escrow Closing fees. Taxes and assessments for the current year, rents, and interest on assumed obligations shall be prorated as set forth in this Section. Prorations set forth in this Section shall be made as of the date of Closing.

POSSESSION: Buyer shall have right to possession upon closing.


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BROKER & AGENTS:  The Buyer  shall be liable to Melvin  Fields for a fee for his services in arranging this sale and transfer and shall transfer to Mr. Fields one hundred twenty thousand shares of its common stock as compensation for those services.

EVIDENCE OF TITLE: Seller has, or shall have at Closing, fee title to the Property and agrees to convey such title to Buyer by deed, free of financial encumbrances as warranted herein.

SELLER'S DISCLOSURES: Seller will deliver to Buyer the following Seller Disclosures; (a) a copy of all loan documents relating to any loan now existing which will encumber the Property after Closing; and (b) a copy of all leases affecting the Property not expiring prior to Closing. Seller agrees to pay any title commitment cancellation charges.

GENERAL CONTINGENCIES: Buyer's approval of the content of items referenced in Seller's Disclosures and Buyer's inspection of the Property. Any inspection shall be paid for by Buyer and shall be conducted by an individual/company of Buyer's choice. Seller agrees to fully cooperate with such inspection and a walk-though inspection of the Property as reasonably requested by the Buyer.

         Buyer shall have 5 days after receipt of the content of Seller's Disclosures to determine, if, in Buyer's sole discretion, the content of all Seller Disclosures is acceptable.

         If Buyer does not deliver a written objection to Seller regarding a Seller Disclosure or the Property Inspection within the time provided above, that document or inspection will be deemed approved or waived by Buyer.

         If Buyer objects, Buyer and Seller shall have 10 calendar days after receipt of the objections to resolve Buyer's objections. Seller may, but shall not be required to, resolve Buyer's objections. If Buyer's objections are not resolved within the 10 calendar days, Buyer may void this Contract by providing written notice to Seller within the same 10 calendar days. If this contract is not voided by Buyer, Buyer's objection is deemed to have been waived. However, this waiver does not affect any other matters warranted by Seller.

CHANGES DURING TRANSACTION: Seller agrees that no changes in any existing leases shall be made, no new leases entered into, and no substantial alterations or improvements to the Property shall be made or undertaken without the written consent of the Buyer.

AUTHORITY OF SIGNERS: The persons executing this Contact on behalf of the Buyer, Mortgage Holder and the Seller warrant that each has the authority to do so and to bind the named Buyer, Mortgage Holder and Seller corporations.

COMPLETE CONTRACT: This instrument together with its addenda, any attached exhibits, and Disclosures constitute the entire Contract between the parties and supersedes and replaces any and all prior negotiations, representations, warranties, understandings, term sheets or contracts between the parties. This Contract cannot be changed except by written agreement of the parties.

DISPUTE RESOLUTION: The parties agree that any dispute or claim relating to this Contract, including but not limited to the breach or termination of this Contract, or the services related to this transaction, shall first be submitted to mediation in accordance with the Rules of the American Arbitration Association. Disputes shall include representations made by the parties, any broker or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the Property to which this Contract pertains, including without limitation, allegations of concealment, misrepresentation, negligence and/or fraud.

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Each party agrees to bear its own costs of mediation.  Any  agreement  signed by the parties pursuant to the mediation shall be binding. If mediation fails, the procedures applicable and remedies available under this Contract shall apply. Nothing in this paragraph shall prohibit any party from seeking emergency equitable relief pending mediation. The parties agree that mediation under this paragraph is not mandatory, but is optional upon agreement of all parties.

DEFAULT: If Buyer defaults, Seller may elect to either retain any payments made as liquidated damages or to return any Deposit and sue Buyer to enforce Seller's rights. If Seller defaults, Buyer is entitled to the return of any payments or to sue Seller to enforce Buyer's rights. If Mortgage Holder defaults, Buyer and Seller are entitled to the return of anything placed in escrow and to void the terms of this agreement. Where a section of this Contract provides a specific remedy, the parties intend that the remedy shall be exclusive regardless of rights which might otherwise be available under common law.

ATTORNEY'S FEES: In any action arising out of this Contract, the prevailing party shall be entitled to costs and reasonable attorney's fees.

APPLICABLE LAW AND VENUE DESIGNATION: The parties agree that the Law of the State of Nevada shall apply to any issue arising under this Agreement and the parties further agree and stipulate that the Courts located in the County of Elko, Nevada have jurisdiction to hear and rule upon any dispute arising under this Agreement.

ABROGATION: Except for express warranties made in this Contract, the provisions of this Contract shall not apply after Closing.

RISK OF LOSS: All risk of loss or damage to the Property shall be borne by Seller until Closing.

TIME IS OF THE ESSENCE: Time is of the essence regarding the dates set forth in this transaction. Extensions must be agreed to in writing and by all parties. Performance under each section and paragraph of this Contract which references a date shall be required absolutely by 5:00 p.m. Pacific Time on the stated date.

ZONING: The parties agree to cooperate in the zoning of any of the property, including the development of a master plan for the area in support of any application by either party for zoning change applications.

HEADINGS AND CAPTIONS: The headings or captions of paragraphs are included solely for convenience. If a conflict exists between any heading or caption and the text of this Agreement, the text shall control.

SEVERABILITY: If any of the terms or provisions of this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though the invalid term or provision were not contained herein.

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EXECUTION  IN  COUNTERPARTS:  This  Agreement  may be  executed  in two or  more counterparts, each of which may be executed by one of the parties, with the same force and effect as though all of the parties executing such counterparts have executed but one instrument.

FACSIMILE (FAX) DOCUMENTS: Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original.

SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

ACCEPTANCE: Acceptance occurs when Seller or Buyer, responding to any offer or counteroffer, (if any) (a) signs the offer or counter where noted to indicate acceptance; and (b) communicates to the other party or the other party's agent that the offer or counteroffer has been signed as required.

OASIS FIELDS L.L.C.
SELLER'S SIGNATURE:

                                    By:   /s/                          Date:
                                         --------------------------------
                                         Print name and Title

OASIS INTERNATIONAL HOTEL & CASINO, INC.
MORTGAGE HOLDER'S SIGNATURE:

                                    By:   /s/                          Date:
                                         --------------------------------
                                         Print name and Title

PROFESSIONAL WRESTLING ALLIANCE CORPORATON

BUYER'S SIGNATURE:

                                    By:  /s/                          Date:
                                         --------------------------------
                                         Print name and Title



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                                   EXHIBIT "A"
                            REAL PROPERTY DESCRIPTION

         Real property located in the County of Elko, State of Nevada, described as follows:

TRACT:

     Parcel No. 2, as shown on Parcel Map for OASIS INTERNATIONAL HOTEL and CASINO, INC., filed in the office of the County Recorder of Elko County on October 15, 1998, as File NO. 433771, located in a portion of Section 2, Township 38 North, Range 66 East, M.D.B. & M.

     EXCEPTING THEREFROM that portion of said land, as reserved by the State of Nevada, in deed recorded July 18, 1950, in Book 58, Page 287, Deed Records, Elko County, Nevada.

     FURTHER EXCEPTING THEREFROM all oil and gas, in the land so patented, and to it or person authorized by it, the right to prospect for, mine and remove deposits from the same upon compliance with the conditions and subject to the provisions and limitations of the Act of July 17, 1914, (38 Stat. 509), as reserved by the UNITED STATES OF AMERICA, in deed recorded December 13, 1966, in Book 76, Page 684, Official Records, Elko County, Nevada.








                                                                     EXHIBIT "A"
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